JACO ELECTRONICS, INC.
                                 145 Oser Avenue
                            Hauppauge, New York 11788

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To be Held on December 8, 1999
                           --------------------------

To the Shareholders of JACO ELECTRONICS, INC.

                  Please be advised that the annual meeting of shareholders (the "Annual Meeting") of Jaco Electronics, Inc. (the "Company") will be held on December 8, 1999, at 1:00 p.m., at the Melville Marriot, 1350 Old Walt Whitman Road, Melville, New York 11747.

         The Annual Meeting will be held for the following purposes:

1. To elect five Directors of the Company to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified; and

2. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on October 26, 1999 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

     YOUR VOTE IS IMPORTANT! PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE YOUR PROXY IS VOTED.


                       By Order of the Board of Directors,

                                 Joel H. Girsky,
Date: October 27, 1999           Chairman

                             JACO ELECTRONICS, INC.
                                 145 Oser Avenue
                            Hauppauge, New York 11788
                                 ---------------

                                 PROXY STATEMENT
                                 ---------------

                  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Jaco Electronics, Inc. (the "Company") of proxies to be voted at the annual meeting of shareholders (the "Annual Meeting") to be held on December 8, 1999, at 1:00 p.m., at the Melville Marriot, 1350 Old Walt Whitman Road, Melville, New York, 11747, and any and all adjournments thereof.

                  The solicitation will be by mail, and the cost of such solicitation, including the reimbursement of brokerage firms and others for their expenses in forwarding proxies and proxy statements to the beneficial owners of the Company's common stock, will be borne by the Company.

                  The shares of common stock represented by each duly executed proxy received by the Board of Directors before the Annual Meeting will be voted at the Annual Meeting as specified in the proxy. A shareholder may withhold authority to vote for all of the nominees by marking the appropriate box on the accompanying proxy card or may withhold authority to vote for an individual nominee by striking a line through such nominee's name in the appropriate space on the accompanying proxy card. UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN, EACH PROPERLY EXECUTED PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN THIS PROXY. Shareholders who execute proxies nevertheless retain the right to revoke them at any time before they are voted by submitting new proxies bearing a later date, by submitting written revocations to the named proxies, or by attending the Annual Meeting and voting thereat.

                  This Proxy Statement, the accompanying form of proxy, and the 1999 Annual Report to Shareholders, are first being sent to shareholders on or about November 4, 1999 (the "Mailing Date").

VOTING SECURITIES AND RECORD DATE

                  The Board of Directors has designated October 26, 1999, as the record date (the "Record Date") for determining the shareholders entitled to notice of the Annual Meeting and to vote thereat. On the Record Date, the total number of shares of common stock of the Company, $0.10 par value per share (the "Common Stock"), outstanding and entitled to vote was 3,653,521 (excluding 412,200 shares of treasury stock). The holders of all outstanding shares of Common Stock are entitled to one vote for each share of Common Stock registered in their names on the books of the Company at the close of business on the Record Date. The presence in person or by proxy of a majority of the outstanding shares of the Common Stock entitled to vote at the Annual Meeting will be necessary to constitute a quorum. Abstentions and broker non-votes on any item will not be counted as voting in respect of such item; they will be counted only for purposes of determining whether a quorum is present at the Annual Meeting.

PRINCIPAL SHAREHOLDERS; SHARES HELD BY MANAGEMENT


                  The following table sets forth the number and percentage of shares of Common Stock owned as of October 22, 1999 by (i) each director of the Company and each nominee for director, (ii) all persons who, to the knowledge of the Company, are the beneficial owners of more than 5% of the outstanding shares of Common Stock, (iii) each of the executive officers, and (iv) all of the Company's Directors and executive officers, as a group. Each person named in the table has sole investment power and sole voting power with respect to the shares of Common Stock set forth opposite such person's name, except as otherwise indicated.


                                                                                       Percentage of
                                                    Number of Shares                    Common Stock
Name of Beneficial Owner                           Beneficially Owned(1)                Outstanding(2)
------------------------                          ------------------------            -----------------
 *  Joel H. Girsky
      President, Treasurer
      and Director                                             582,739(3)                      15.5%

*  Charles B. Girsky
      Executive Vice President and
      Director                                                 304,774(4)                       8.3%

*   Stephen A. Cohen
      Director                                                  24,021(5)                        **
--------------------------

*     Nominee for election to the Board of Directors.
**    Less than 1%.

1 Includes shares of Common Stock issuable pursuant to options exercisable within sixty (60) days from the date hereof. Also includes shares of Common Stock awarded under the Restricted Stock Plan.

2 Based upon (i) 3,653,521 shares of Common Stock issued and outstanding (excluding 412,200 shares of treasury stock), plus, if appropriate, (ii) the number of shares of Common Stock which may be acquired by the named person or by all persons included in the group pursuant to the exercise of options exercisable within sixty (60) days from the date hereof.

3 Includes 115,399 shares of Common Stock acquirable pursuant to the exercise of options granted under the Company's 1993 Non-Qualified Plan and 25,000 shares of Common Stock awarded under the Restricted Stock Plan. Does not include 100,000 shares of Common Stock acquirable pursuant to the exercise of options granted under the Company's 1993 Non-Qualified Plan which are not exercisable within sixty (60) days from the date hereof.


4 Includes 236,077 shares of Common Stock owned by the Girsky Family Trust, 40,000 shares of Common Stock acquirable pursuant to the exercise of options granted under the Company's 1993 Non-Qualified Plan and 25,000 shares of Common Stock awarded under the Restricted Stock Plan. Does not include 35,000 shares of Common Stock acquirable pursuant to the exercise of options granted under the Company's 1993 Non-Qualified Plan which are not exercisable within sixty (60) days from the date hereof.

5 Includes 11,732 shares of Common Stock acquirable pursuant to the exercise of options granted under the Company's 1993 Stock Option Plan for Outside Directors and 7,500 shares of Common Stock acquirable pursuant to the exercise of non-qualified stock options granted to Mr. Cohen by the Company. Does not include 7,500 shares of Common Stock acquirable pursuant to the exercise of options granted under the Company's 1993 Non-Qualified Plan which are not exercisable within sixty (60) days from the date hereof.


                                                                                      Percentage of
                                                        Number of Shares               Common Stock
Name of Beneficial Owner                               Beneficially Owned(1)          Outstanding (2)
------------------------                               ------------------              -----------

   *Edward M. Frankel
   Director                                                     19,232(6)                      **

  *Joseph F. Hickey, Jr.                                        13,933(7)                      **
   Director

Jeffrey D. Gash
   Vice President, Finance and
   Secretary                                                    25,532(8)                      **

Herbert Entenberg
   Former Vice President of Management
   and Information Systems,
   and Secretary                                                12,500(9)                      **

Heartland Advisors, Inc.
   790 North Milwaukee Street
   Milwaukee, WI 53202                                         821,900(10)                  22.5%

------------------------------
6 Includes 11,732 shares of Common Stock acquirable pursuant to the exercise of options granted under the Company's 1993 Stock Option Plan for Outside Directors and 7,500 shares of Common Stock acquirable pursuant to the exercise of non-qualified stock options granted to Mr. Frankel by the Company. Does not include 7,500 shares of Common Stock acquirable pursuant to the exercise of options granted under the Company's 1993 Non-Qualified Plan which are not exercisable within sixty (60) days from the date hereof.

7 Includes 2,933 shares of Common Stock acquirable pursuant to the exercise of options granted under the Company's 1993 Stock Option Plan for Outside Directors and 10,000 shares of Common Stock acquirable pursuant to the exercise of non-qualified stock options granted to Mr. Hickey by the Company. Does not include 7,500 shares of Common Stock acquirable pursuant to the exercise of options granted under the Company's 1993 Non-Qualified Plan which are not exercisable within sixty (60) days from the date hereof.

8 Includes 15,000 shares of Common Stock acquirable pursuant to the exercise of options granted under the Company's 1993 Non-Qualified Plan and 10,000 shares of Common Stock awarded under the Restricted Stock Plan. Does not include 20,000 shares of Common Stock acquirable pursuant to the exercise of options granted under the Company's 1993 Non-Qualified Plan which are not exercisable within sixty (60) days from the date hereof.

9 Consists of 7,500 shares of Common Stock acquirable pursuant to the exercise of options granted under the Company's 1993 Non-Qualified Plan and 5,000 shares of Common Stock awarded under the Restricted Stock Plan.

10 These securities are held in investment advisory accounts of Heartland Advisors, Inc. Based upon Amendment No. 5 to Schedule 13G dated January 21, 1999, and information made available to the Company.


                                                                                     Percentage of
                                                        Number of Shares              Common Stock
Name of Beneficial Owner                               Beneficially Owned(1)           Outstanding(2)
------------------------                               ------------------              -----------

Dimensional Fund Advisors                                     257,550(11)                       7.0%
1229 Ocean Avenue
Santa Monica, CA 90401

Broadstreet Asset Management                                  190,000(11)                       5.2%
1900 E. 9th Street
Cleveland, OH 44114

All Directors and executive officers                          957,199(12)                      24.7%
   as a group (7 persons)


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     Five directors are to be elected to serve until the next annual meeting of shareholders or until their successors are elected and qualified. Directors shall be elected by shareholders holding a plurality of the shares of Common Stock present at the Annual Meeting. It is the intention of the persons named in the form of proxy, unless authority is withheld, to vote the proxies given them for the election of all nominees hereinafter named, all of whom are presently directors of the Company. In the event, however, that any one of them is unable or declines to serve as a director, the appointees named in the form of proxy reserve the right to substitute another person of their choice as nominee, in his place and stead, or to vote for such lesser number of directors as may be presented by the Board of Directors in accordance with the Company's By-Laws.

------------------------------

11    Based on information made available to the Company.

12 Includes 219,296 shares of Common Stock acquirable pursuant to the exercise of options and 65,000 shares of Common Stock awarded under the Restricted Stock Plan.

                  The nominees for the Board of Directors of the Company are as follows:

                           Stephen A. Cohen
                           Edward M. Frankel
                           Charles B. Girsky
                           Joel H. Girsky
                           Joseph F. Hickey, Jr.

                  Information about the foregoing nominees is set forth under "Management" below.

                  Unless marked to the contrary, the shares of Common Stock represented by the enclosed Proxy will be voted FOR the election of the nominees named above as directors.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

                  The Board of Directors held four meetings during the year ended June 30, 1999 ("Fiscal 1999") and actions by unanimous consent. Each director (during the period in which each such director served) attended at least seventy-five (75%) percent of the aggregate of (i) the total number of meetings of the Board of Directors, plus (ii) the total number of meetings held by all committees of the Board of Directors on which the director served.

                  The Board of Directors has a standing Audit Committee and a standing Compensation Committee. The Board of Directors had an Option Committee in place until December 9, 1997. The Option Committee was not reappointed during the fiscal year ended June 30, 1998 ("Fiscal 1998"). The entire Board of Directors administered the Company's 1993 Non-Qualified Plan and Restricted Stock Plan during Fiscal 1999. The Audit Committee reviews the work and reports of the Company's independent accountants. During Fiscal 1999, the Audit Committee was comprised of Stephen A. Cohen and Edward M. Frankel. The Audit
Committee met once during Fiscal 1999. The Compensation Committee makes recommendations to the Board of Directors concerning compensation arrangements for directors, executive officers, and senior management of the Company. The Compensation Committee did not meet during Fiscal 1999. Until December 9, 1997, the Compensation Committee consisted of Messrs. Cohen and Frankel. Since December 9, 1997, the Compensation Committee has been comprised of Mr. Frankel and Joseph F. Hickey, Jr.


MANAGEMENT

Executive Officers and Directors
---------------------------------
                  The current directors and executive officers of the Company, their ages, their positions and terms of office with the Company are set forth below.



    Name                                    Age                   Title
--------------                          -----------              ----------
*   Joel H. Girsky                          60                    Chairman  of  the  Board,  President,  Treasurer,  and
                                                                  Director

*   Charles B. Girsky                       65                    Executive Vice President and Director

*   Stephen A. Cohen                        62                    Director

*   Edward M. Frankel                       61                    Director

*   Joseph F. Hickey, Jr.                   41                    Director

    Jeffrey D. Gash                         46                    Vice President, Finance and Secretary


-------------------------

*  Nominee for election to the Board of Directors.

     Joel H. Girsky has been a Director and executive officer of the Company since it was founded in 1961. He also is a director of Nastech Pharmaceutical Company, Inc. of Hauppauge, New York, and Frequency Electronics, Inc. of Uniondale, New York. Messrs. Joel H. Girsky and Charles B. Girsky are brothers.

                  Charles B. Girsky became an executive officer of the Company on August 2, 1985 and has been its Executive Vice President since January 1988. Since April, 1984, he has been President of Distel, Inc., a wholly-owned subsidiary of the Company since August, 1985. He was a founder, Director, and the President of the Company from 1961 through January, 1983, and was elected a Director of the Company again in 1986. Messrs. Charles B. Girsky and Joel H. Girsky are brothers.

                  Stephen A. Cohen has been a Director of the Company since 1970. Since August, 1989, he has practiced law as a member of Morrison Cohen Singer & Weinstein, LLP, general counsel to the Company.

                  Edward M. Frankel became a Director of the Company in May, 1984. For more than five years, he has been President of Vitaquest International, Inc., a distributor of vitamins and health and beauty products, and its predecessor entities.

                  Joseph F. Hickey, Jr. became a Director of the Company on May 28, 1997. Since February 1, 1991, he has been employed by Tucker Cleary
(formerly, Cleary Gull Reiland and McDevitt Inc.), an investment banking firm located in Milwaukee, Wisconsin. Since 1997, he has been the managing director at Tucker Cleary's syndication department.

                  Jeffrey D. Gash became Vice President of Finance of the Company in January, 1989, and was Controller of the Company for more than five years prior thereto. Effective September 15, 1999, he became Secretary of the Company. He has also served in similar capacities with the Company's subsidiaries.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

                  The following table sets forth, for the Company's three most recently ended fiscal years, the compensation paid or accrued to the President of the Company and to the executive officers of the Company, other than the President, whose aggregate annual salary and bonus for the Company's last fiscal year exceeded $100,000:


                                              SUMMARY COMPENSATION TABLE


                                       Annual Compensation
Name and                             -----------------------            Other
Principal                                                               Annual
Position                         Year      Salary($)    Bonus($)     Compensation($)
--------                         ----      ---------    --------     ---------------

Joel H. Girsky,                   1997       325,000        210,000       -
  Chairman of the Board,          1998       325,000         81,000       -
  President, and Treasurer(1)     1999       325,000                      -

Charles B. Girsky,                1997       225,000         73,475       -
  Executive Vice President(3)     1998       225,000         41,000       -
                                  1999       225,000

Jeffrey D. Gash                   1997       104,808         25,000       -
  Vice President, Finance         1998       125,000         28,100       -
  and Secretary(4)                1999       125,000         25,800

Herbert Entenberg                 1997       102,560         10,481       -
  Former Vice President of        1998       109,920         30,694       -
  Management and                  1999       114,520         32,800
  Information Systems,
  and Secretary


                                            SUMMARY COMPENSATION TABLE

                                            Long-Term Compensation
                                          --------------------------

                                         Awards                 Payouts
                                        --------               ---------
Name and                          Restricted                           All Other
Principal                         Stock       Options/     LTIP      Compensation
Position                          Awards($)   SARs (#)    Payouts        ($)(2)
--------                         ---------    ---------   --------  ---------------

Joel H. Girsky,                   150,000**      15,399     -          73,924
  Chairman of the Board,            -                       -          77,196
  President, and Treasurer(1)                   200,000                77,903

Charles B. Girsky,                150,000**      25,000      -          4,976
  Executive Vice President(3)       -             -                     6,719
                                                 35,000                 6,718

Jeffrey D. Gash                   60,000**       10,000       -         2,004
  Vice President, Finance          -             -            -         3,920
  and Secretary(4)                 _             20,000                 4,771

Herbert Entenberg                 30,000**        5,000        -        3,343
  Former Vice President of          -             -            -        4,926
  Management and                    _                         _         7,069
  Information Systems,
  and Secretary


-----------------------

(1) Mr. Joel Girsky entered into a four-year employment agreement with the Company, effective as of July 1, 1997, to serve as the Company's Chairman and President. The employment agreement will automatically renew for additional one year periods on each anniversary date, until such time that the Company or Mr. Joel Girsky delivers written notice to the other party not less than 90 days prior to an anniversary date, declining such renewal. In the event that a notice of non-renewal is delivered by either party, Mr. Girsky's employment agreement shall continue for a period of three years following the anniversary date which follows immediately after the date that such notice is delivered. Pursuant to the agreement, Mr. Joel Girsky received a base salary of $325,000 for the fiscal year ended June 30, 1998 and shall receive a base salary of $325,000 for each fiscal year ending June 30, thereafter. In addition, he is entitled to receive a cash bonus equal to four percent (4%) of the Company's earnings before income taxes for each fiscal year in which such earnings are in excess of $1,000,000, or six percent (6%) of the Company's earnings before income taxes for such fiscal year if such earnings are in excess of $2,500,000 up to a maximum annual cash bonus of $720,000. If the Company's earnings before income taxes are in excess of $12,000,000 for any such fiscal year, Mr. Girsky may also receive common stock options of the Company as negotiated by Mr. Girsky and the Company at such time. Mr. Girsky or his estate, as the case may be, is entitled to receive a payment of $1,500,000 if he dies or becomes permanently disabled during the term of the employment agreement. The death and disability benefit may be funded by insurance policies maintained by the Company. In the event of Mr. Girsky's cessation of employment with the Company, upon his request, the Company is obligated to transfer such policies to Mr. Girsky. Thereafter, the Company would have no further liability for the payment of such benefit or the premiums on such policy. In addition, pursuant to the terms of the employment agreement, Mr. Girsky shall receive deferred compensation which accrues at the rate of $50,000 per year, and becomes payable in a lump sum at the later of (i) Mr. Girsky's attainment of age 60 (which event occurred in Fiscal 1999), or
     (ii) his cessation of employment, with or without cause, at any time. In the event of a change in control, Mr. Girsky will receive two hundred and ninety-nine percent of the average of his base salary plus cash bonus for the previous five years, to the extent that such payment does not equal or exceed three times Mr. Girsky's base amount, as computed in accordance with
     Section 280G(d)(4) of the Internal Revenue Code of 1986. Additionally, upon a change of control, Mr. Girsky's employment agreement may be assigned by the Company or any such successor or surviving corporation upon sixty days prior written notice to Mr. Girsky.

(2) Includes auto expenses, 401(k) matching contributions by the Company, premiums paid on group term life insurance, taxable portion of split dollar life insurance policies and deferred compensation accrued in connection with Mr. Joel Girsky's employment agreement with the Company, as described in footnote (1) above. Auto expenses for Fiscal 1999 for the Named Executives were as follows: Mr. Joel Girsky - $19,347, Mr. Charles Girsky -- $3,574, Mr. Gash -- $2,554 and Mr. Entenberg -- $4,554. 401(k) matching contributions for Fiscal 1999 for the Named Executives were as follows: Mr. Joel Girsky -- $1,000, Mr. Charles Girsky -- $1,038, Mr. Gash -- $1,695 and Mr. Entenberg -- $999. Premiums paid on group term life insurance for Fiscal 1999 for the Named Executives were as follows: Mr. Joel Girsky -- $1,350, Mr. Charles Girsky -- $2,106, Mr. Gash --$522 and Mr. Entenberg - $1,516. The taxable portion of split dollar life insurance policies for Mr. Joel Girsky was $6,206 for Fiscal 1999. $50,000 deferred compensation was accrued in Fiscal 1999 in connection with Mr. Joel Girsky's employment agreement with the Company.

(3) Mr. Charles Girsky entered into a four-year employment agreement with the Company, effective as of July 1, 1998, to serve as the Company's Executive Vice President. The employment agreement will automatically renew for additional one year periods on each anniversary date, until such time that the Company or Mr. Charles Girsky delivers written notice to the other party not less than 90 days prior to an anniversary date, declining such renewal. In the event that a notice of non-renewal is delivered by either party, Mr. Girsky's employment agreement shall continue for a period of three years following the anniversary date which follows immediately after the date that such notice is delivered. Pursuant to the agreement, Mr. Girsky received a base salary of $225,000 for the fiscal year ended June 30, 1999, and shall receive a base salary of $225,000 for each fiscal year ending June 30, thereafter. In addition, he is entitled to receive a cash bonus equal to two percent (2%) of the Company's earnings before income taxes for each fiscal year in which such earnings are in excess of $1,000,000, or three percent (3%) of the Company's earnings before income taxes for such fiscal year if such earnings exceed $2,500,000 up to a maximum annual cash bonus of $360,000. If the Company's earnings before income taxes are in excess of $12,000,000 for any such fiscal year, Mr. Girsky may receive the number of common stock options of the Company as shall be negotiated by Mr. Girsky and the Company at that time. Mr. Girsky or his estate, as the case may be, is entitled to receive a payment of $1,000,000 if he dies during the term of the employment agreement. The death benefit may be funded by a life insurance policy maintained by the Company. In the event of Mr. Girsky's cessation of employment with the Company, upon his request, the Company is obligated to transfer such policy to Mr. Girsky. Thereafter, the Company would have no further liability for the payment of such benefit or the premiums on such policy. In the event of a change in control, Mr. Girsky will receive two hundred and fifty percent of the average of his base salary plus cash bonus for the previous five years, to the extent that such payment does not equal or exceed three times Mr. Girsky's base amount, as computed in accordance with Section 280G(d)(4) of the Internal Revenue Code of 1986. Additionally, upon a change of control, Mr. Girsky's employment agreement may be assigned by the Company or any such successor or surviving corporation upon sixty days prior written notice to Mr. Girsky.

(4) Mr. Jeffrey D. Gash entered into a four-year employment agreement with the Company, effective as of July 1, 1998, to serve as the Company's Vice President of Finance. The employment agreement will automatically renew for additional one year periods on each anniversary date, until such time that the Company or Mr. Gash delivers written notice to the other party not less than 90 days prior to an anniversary date, declining such renewal. In the event that a notice of non-renewal is delivered by either party, Mr. Gash's employment agreement shall continue for a period of three years following the anniversary date which follows immediately after the date that such notice is delivered. Pursuant to the agreement, Mr. Gash received a base salary of $125,000 for the fiscal year ended June 30, 1999, and shall receive a base salary of $125,000 for each fiscal year ending June 30, thereafter. In addition, he is entitled to receive a cash bonus as determined by the Board of Directors and the President of the Company. Mr. Gash or his estate, as the case may be, is entitled to receive a payment of $750,000 if he dies during the term of the employment agreement. The death benefit may be funded by a life insurance policy maintained by the Company. In the event of Mr. Gash's cessation of employment with the Company, upon his request, the Company is obligated to transfer such policy to Mr. Gash. Thereafter, the Company would have no further liability for the payment of such benefit or the premiums on such policy. In the event of a change in control, Mr. Gash will receive two hundred percent of the average of his base salary plus cash bonus for the previous five years, to the extent that such payment does not equal or exceed three times Mr Gash's base amount, as computed in accordance with Section 280G(d)(4) of the Internal Revenue Code of 1986. Additionally, upon a change of control, Mr. Gash's employment agreement may be assigned by the Company or any such successor or surviving corporation upon sixty days prior written notice to Mr. Gash.

** On June 9, 1997, the Board of Directors awarded an aggregate of 65,000 shares of Common Stock of the Company under the Restricted Stock Plan to executive officers of the Company as follows: 25,000 shares of Common Stock to Joel Girsky, 25,000 shares of Common Stock to Charles Girsky, 10,000 shares of Common Stock to Jeffrey Gash and 5,000 shares of Common Stock to Herbert Entenberg. These grants were subject to the approval of the Restricted Stock Plan by the Company's shareholders, which approval was received on December 9, 1997. The awards vest in one-quarter increments annually. Accordingly, as of June 30, 1999, the following portions of the aforementioned awards were vested: 12,500 shares of Common Stock awarded to each of Joel Girsky and Charles Girsky, 5,000 shares of Common Stock awarded to Jeffrey Gash and 2,500 shares of Common Stock awarded to Herbert Entenberg. The value of the aggregate restricted stock holdings of these individuals at June 30, 1999 was as follows: $78,125 for Joel H. Girsky, $78,125 for Charles B. Girsky, $31,250 for Jeffrey D. Gash and $15,625 for Herbert Entenberg. These figures are based upon the fair market value per share of the Common Stock at year end, minus the exercise or base price of such awards. The closing sale price for the Company's Common Stock as of June 30, 1999 on the NASDAQ National Market System was $4.125.

Stock Options

                  The following tables set forth information concerning the grant of stock options made during Fiscal 1999 to each of the persons described in the Summary Compensation Table on pages 7, 8 and 9 and the number and value of unexercised options held by them at the fiscal year-end.


                                         OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                     Individual Grants


                                                                                               Potential Realizable Value
                                                                                               At Assumed Annual Rates
                                                                                               of Stock Price Appreciation
                                                                                               For Option Term (3)


                                        Percent of
                                          Total
                        Number of        Options/
                       Securities         SARs
                        Underlying      Granted to
                       Options/SARs      Employees         Exercise or     Expiration
                          Granted        in Fiscal          Base Price        Date
 Name                       (#)            Year              ($/Sh)                              5%($)           10%($)
-------              ---------------    -------------       -----------    ----------          -----------    -------------

Joel H. Girsky         100,000 (1)          40%             $ 4.125       September 15, 2003     $113,966        $ 251,835
                       100,000 (2)          40%             $ 2.6875      March 21, 2004          $74,251        $ 164,075

Charles B. Girsky        25,000 (2)         10%             $ 2.6875      March  21, 2004         $18,563          $41,019

Jeffrey D. Gash          10,000 (2)          4%             $ 2.6875      March  21, 2004          $7,425          $16,407

Herbert Entenberg           -                -                - -                 - -                 -              -

(1) The options in the table were granted on September 16, 1998 under the Company's 1993 Non-Qualified Plan and have exercise prices equal to the fair market value of the Common Stock on the date of grant. The options become exercisable one year from the date of grant.

(2) The options in the table were granted on March 22, 1999 under the Company's 1993 Non-Qualified Plan and have exercise prices equal to the fair market value of the Common Stock on the date of grant. The options become exercisable one year from the date of grant.

(3) The potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (5 years) at the annual rate of 5% and 10%. The assumed annual rates of appreciation are computed in accordance with the rules and regulations of the Securities and Exchange Commission. No assurance can be given that the annual rates of appreciation assumed for the purposes of the table will be achieved, and actual results may be lower or higher.


               AGGREGATE OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                                     Value of Unexercised
                                 Shares                               Number of Unexercised          In-the-Money
                                Acquired                                 Option/SARs at              Option/SARs at
                                   on              Value                   FY-End (#)                    FY-End ($)(1)
                               Exercise(#)      Realized($)       Exercisable    Unexercisable       Exercisable     Unexercisable
                              ------------     ------------      -------------  ---------------     -------------   --------------
Joel H. Girsky                   --                --               115,399          100,000                 0      $143,750
Charles B. Girsky                -                 --                40,000           25,000                 0      $ 35,938
Jeffrey D. Gash                  -                 --                15,000           10,000                 0      $ 14,375
Herbert Entenberg               --                 --                 7,500                0                 0      $      0


-------------------------
         (1) Based on the fair market value per share of the Common Stock at year end, minus the exercise or base price on "in-the-money" options. The closing sale price for the Company's Common Stock as of June 30, 1999 on the NASDAQ National Market System was $4.125.




                        Compensation of Directors

                 Pursuant to the Company's 1993 Stock Option Plan for Outside Directors (the "Outside Directors Plan"), the Company's outside directors (directors who are not employees of the Company) were each granted options on December 31, 1993 to purchase 14,667 shares of Common Stock. In addition, the Outside Directors' Plan provided that each outside director shall also be granted on each December 31 subsequent to December 31, 1993 stock options to purchase 2,933 shares of Common Stock. All options granted under the Outside Directors' Plan are immediately exercisable, and the exercise price per share of each option is equal to the fair market value of the shares of Common Stock on the date of grant. No option may be granted after January 1, 1998 under the Outside Directors' Plan.

                 On September 16, 1998, each of Messrs. Cohen and Frankel were granted options to purchase 7,500 shares of Common Stock. The options became exercisable one year from the date of grant and expire on September 15, 2003. The exercise price per share of each option is equal to the closing price of the Common Stock on the date of grant, or $4.125 per share.

                 On September 15, 1999, the Company  granted each of Mr. Stephen
         A. Cohen, Mr. Edward M. Frankel and Mr. Joseph F. Hickey, Jr., five year options to purchase 7,500 shares of Common Stock at an exercise price of $3.75 per share. The exercise price of each share underlying such options is equal to the fair market value of the Common Stock on such date. The options vest on the one year anniversary date of the date of grant and were issued pursuant to the Company's 1993 Non-Qualified Plan.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

        The Company's employment agreements with Messrs. Joel Girsky, Charles Girsky and Jeffrey Gash are described in the footnotes to the Summary Compensation Table on pages 8 and 9 of this Proxy Statement.




Compensation Committee Interlocks and Insider Participation

        Stephen A. Cohen, a Director of the Company, is a member of Morrison Cohen Singer & Weinstein, LLP, general counsel to the Company. Mr. Cohen currently owns 4,789 shares of Common Stock, currently exercisable options to purchase an additional 19,232 shares of Common Stock and options to purchase an additional 7,500 shares of Common Stock which become exercisable on September 15, 2000. As of December 9, 1997, Mr. Cohen ceased serving as a member of the Company's Compensation Committee.

        Joseph F. Hickey, Jr., a Director of the Company is a managing director at Tucker Cleary (formerly, Cleary Gull Reiland and McDevitt Inc.) ("Cleary"). Cleary co-managed the Company's offering of Common Stock in 1995, and is a market maker of the Company's Common Stock. Mr. Hickey currently owns 1,000 shares of Common Stock, currently exercisable options to purchase an additional 12,933 shares of Common Stock, and options to purchase an additional 7,500 shares of Common Stock which become exercisable on September 15, 2000. As of December 9, 1997, Mr. Hickey became a member of the Company's Compensation Committee.

Board Compensation Committee Report on Executive Compensation

Introduction

        The Compensation Committee of the Board of Directors of the Company (the "Committee") is composed of non-employee Directors. The Committee is responsible for determining and administering the Company's compensation policies for the remuneration of the Company's senior executive officers (collectively, "Executives"). In determining the cash and non-cash compensation of Executives, the Committee annually evaluates both individual and corporate performance from both a short-term and long-term perspective.

Philosophy


        The Company's compensation program for Executives ("Program") seeks to encourage the achievement of business objectives of the Company and superior corporate performance by the Company's Executives. The Program enables the Company to reward and retain highly qualified executives and to foster a performance-oriented environment wherein management's long-term focus is on maximizing stockholder value through the use of equity-based incentives. The Program calls for consideration of the nature of each Executive's work and responsibilities, his or her leadership and technical skills, unusual accomplishments or achievements on the Company's behalf, years of service, the Executive's total compensation package (cash and non-cash compensation) and the Company's financial condition generally.

Components of Executive Compensation

        Historically, the Company's executive employees have received cash-based and equity-based compensation. The Company attempts to pay its executive officers competitively in order that it may retain the most capable people in the industry.

        Cash-Based Compensation: Base salary represents the primary cash component of an Executive's compensation, and is determined by evaluating the responsibilities associated with an Executive's position at the Company and his or her overall level of experience. In addition, the Committee, in its discretion, may award bonuses. The Committee believes that the Executives are best motivated through a combination of stock option awards and cash incentives.

        Equity-Based Compensation: Equity-based compensation principally has been in the form of stock options, granted pursuant to the Company's 1993 Non-Qualified Plan and awards of shares of Common Stock under the Company's Restricted Stock Plan. The Committee believes that stock options represent an important component of a well-balanced compensation program. Because stock option awards provide value only in the event of share price appreciation, stock options enhance management's focus on maximizing long term shareholder value, and thus provide a direct relationship between an executive's compensation and the shareholders' interests. No specific formula is used to determine option awards for an Executive. Rather, individual award levels are based upon the subjective evaluation of each Executive's overall past and expected future contributions to the success of the Company. Additionally, the Committee believes that awards under the Restricted Stock Plan will enhance the alignment of an Executive's interest with that of the shareholders, because the Executive may be able to realize greater value with increased stock performance.

Compensation of the Chief Executive Officer

        The philosophy, factors, and criteria of the Committee generally applicable to the Company's senior management is applicable to the Chief Executive Officer.

                                                 Joseph F. Hickey, Jr.
                                                   Edward M. Frankel

Directors' and Officers' Liability Insurance

         The Company has purchased a directors' and officers' liability insurance policy, as permitted by Article 7 of the New York Business Corporation Law. National Union Insurance Company issued the policy, which provides coverage of $5,000,000 for an annual premium of $55,000. The policy has an expiration date of February 5, 2000 and is expected to be renewed on that date.


Comparative Stock Performance Graph

         The following is a graph comparing the annual percentage change in the cumulative total shareholder return of the Company's Common Stock with the cumulative total returns of the published Dow Jones Equity Market Index and Dow Jones Industrial & Commercial Services -- General Services Index, for the Company's last five (5) fiscal years:

                               {Chart and Graph}

                                                                 1994 1995 1996 1997 1998 1999
Jaco Electronics, Inc.                                            100  134  212  151  126   86
Dow Jones Equity Market Index                                     100  126  159  212  178  341
Dow Jones Industrial @ Commercial Services - General Services     100  116  133  151  179  188




INDEPENDENT AUDITORS

         The Board of Directors selected Grant Thornton LLP as independent auditors for its fiscal year ended June 30, 1999. Grant Thornton LLP were also auditors for the fiscal year ended June 30, 1998. The Board of Directors expects that representatives of Grant Thornton LLP will be present at the Annual
Meeting, will be afforded an opportunity to make a statement, and will be available to respond to appropriate inquiries from shareholders.

CERTAIN TRANSACTIONS

         During the fiscal year ended June 30, 1999, the Company incurred approximately $602,000 of rental expenses in connection with its main headquarters and centralized inventory distribution facility, located in Hauppauge, New York, which was paid to Bemar Realty Company ("Bemar"), the owner of such premises. Bemar is a partnership consisting of Messrs. Joel Girsky and Charles Girsky, both of whom are officers, directors and principal shareholders of the Company. The lease on the property, which is net of all expenses, including taxes, utilities, insurance, maintenance and repairs was renewed on January 1, 1996 and expires on December 31, 2003. The Company believes the current rental rate is at its fair market value.


COMPLIANCE WITH SECTION 16(a) OF SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of the Common Stock (the "Ten Percent Shareholders") to file with the Securities and Exchange Commission initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4 or Form 5. Executive officers, directors, and Ten Percent Shareholders are required to furnish the Company with copies of such Forms. Based solely on a review of such Forms furnished to the Company and written representations from certain reporting persons, the Company believes that during Fiscal 1999, the Company's executive officers, directors, and Ten Percent Shareholders complied with all applicable
Section 16(a) filing requirements.


SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING


         Shareholder Proposals. Proposals of shareholders intended to be presented at the Company's 2000 Annual Shareholder Meeting (i) must be received by the Company at its offices no later than August 4, 2000, 92 days preceding the one year anniversary of the Mailing Date, (ii) may not exceed 500 words and
(iii) must otherwise satisfy the conditions established by the Commission for stockholder proposals to be included in the Company's Proxy Statement for that meeting.

         Discretionary Proposals. Shareholders intending to commence their own proxy solicitations and present proposals from the floor of the 2000 Annual Shareholder Meeting in compliance with Rule 14a-4 promulgated under the Exchange Act of 1934, as amended, must notify the Company before September 20, 2000, 45 days preceding the one year anniversary of the Mailing Date, of such intentions. After such date, the Company's proxy in connection with the 2000 Annual Shareholder's Meeting may confer discretionary authority on the Board to vote.

GENERAL

         The Board of Directors knows of no other matters which are likely to be brought before the Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy or their substitutes shall vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the form of proxy.

                      By Order of the Board of Directors,



                                 Joel H. Girsky,
                                    Chairman

Hauppauge, New York
October 27, 1999

JACO ELECTRONICS, INC.


           Proxy for Annual Meeting of Shareholders - December 8, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned constitutes and appoints Charles B. Girsky and Joel H. Girsky, and each of them, proxies of the undersigned (the "Proxies"), with the power to appoint a substitute, to represent and to vote all shares of common stock of Jaco Electronics, Inc. (the "Company"), $0.10 par value per share (the "Common Stock"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company, to be held on December 8, 1999, and all adjournments thereof, as follows:

     *1. To vote on the election of each of the following nominees to the Board of Directors, as indicated:

     FOR all nominees listed below (except as marked to the contrary). |_|

     WITHHOLD AUTHORITY to vote for all nominees listed below. |_|

     Stephen A. Cohen, Edward M. Frankel, Charles B. Girsky, Joel H. Girsky and Joseph F. Hickey, Jr.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name above.)

         2. To vote, in the discretion of the Proxies, on such other matters as may properly come before the meeting.

*The shares of Common Stock represented by this Proxy shall be voted as directed above by the shareholder. In the absence of such direction, the shares of Common Stock shall be voted FOR the matter set forth in item 1.

Receipt of the Notice of Annual Meeting, the Proxy Statement, and the Annual Report to Shareholders is hereby acknowledged.

                       Date:       , 1999



                       Signatures of Shareholders

Please sign as name appears hereon. If signing as attorney, executor, administrator, trustee, guardian, or other fiduciary, please give your full title as it appears. If shares of Common Stock are held jointly, each named shareholder should sign.

    PLEASE DATE, SIGN, AND RETURN THIS PROXY PROMPTLY.